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                                                                     EXHIBIT 11

                        EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                             THREE MONTH PERIOD         NINE MONTH PERIOD
                                                                             ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                                           ----------------------     ----------------------
                                                                             1999          1998         1999          1998
                                                                           --------      --------     ---------     --------
EARNINGS PER COMMON AND DILUTIVE
  POTENTIAL SHARE:
  Net Income                                                               $ 11,538      $  7,738     $  28,412     $ 22,363
                                                                           ========      ========     =========     ========
Shares:
  Weighted average number of common
      shares outstanding - Basic                                             26,725        26,566        26,664       26,199
  Effect of dilutive securities (a):
        Stock options                                                           376           548           339          670
                                                                           --------      --------     ---------     --------
           Adjusted common shares - Diluted                                  27,101        27,114        27,003       26,869
                                                                           ========      ========     =========     ========
EARNINGS PER SHARE - DILUTED                                               $   0.43      $   0.29     $    1.05     $   0.83
                                                                           ========      ========     =========     ========


(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive potential shares.